Filed Pursuant to Rule 433
                                                          File No. 333-139817-07

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                             Avelo Mortgage, L.L.C.

February 2007

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

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Disclaimer

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF
ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Some of the statements contained in this presentation consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-

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

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looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

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Table of Contents

Overview

Goldman Sachs, Archon, and Avelo Relationship..................................1
GS Entry into Residential Mortgage Loan Servicing .............................2
Avelo Mortgage, L.L.C. Overview ...............................................3
Ratings Plan ..................................................................4
Loan Servicing Portfolio ......................................................5
Servicing Platform ............................................................6
Platform Divisions ............................................................7

Operations

Acquisitions
- Loan Boarding ...............................................................8
Performing Operations
- Customer Care ...............................................................9
Default Management
- Collections and Loss Mitigation Strategy ...................................10
- D*A*R*E Decision Tree ......................................................11
- Forebearance Solution Example ..............................................12
- Parallel Default Path ......................................................13

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                                Table of Contents

- Equity Analysis ............................................................14
- Bankruptcy /Foreclosure ....................................................15
- REO ........................................................................16
- MD Web Report ..............................................................17
  Case Study of Seasoned Loans Transferred to Avelo ..........................18

Appendix
Real Servicing ................................................................2
- Ensemble Pro ................................................................3
- Integration with External Service Providers .................................4
- Performing Operations .......................................................5
- REALPortal - Example of Investor Reported Delinquency Summary ...............6
- REALPortal - Example of FICO & LTV Distribution with Prepayment Penalty .....7

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The relationship of Goldman Sachs, Archon, and Avelo combines the benefits of a leading global investment bank, the operational expertise of Archon Group, and the residential servicing expertise of Avelo into a fully integrated entity.

Goldman Sachs, Archon, and Avelo Relationship

           ---------------------------------------------------------

                             Goldman, Sachs & Co.
              --------------------------------------------------
              o  Leading global investment banking, securities
           --    and investment management firm                  <-
          /   o  Global headcount of approximately 26,500          \
         |    o  As of FYE 2006, total capital was $159 billion     |
         |       including $36 billion of shareholder equity        |
         | -------------------------------------------------------- |
         |                             |                            |
         |                             |    100% Ownership          |
         |                            \|/                           |
         | -------------------------------------------------------- |
         |                                                          |
         |                 Archon Group, L.P.                       |
         |    --------------------------------------------------    |
         |    o  International, full-service commercial real        |
 Capital |       estate, investment, and management company         |Residential
   and   |    o  Worldwide headcount of approximately 7,400         |   Loan
Servicing|    o  Has built and operates in excess of 22 diverse     | Servicing
   Fees  |       platforms around the world since 1991 to           |
         |       support various GS businesses                      |
         |    o  As of FYE 2006, managed in excess of $60           |
         |       billion in assets worldwide                        |
         | -------------------------------------------------------- |
         |                             |                            |
         |                             |    100% Ownership          |
         |                            \|/                           |
         | -------------------------------------------------------- |
         |                                                          |
         |               Avelo Mortgage, L.L.C.                     |
         |    --------------------------------------------------    |
          \   o  Full-service residential mortgage loan servicer   /
           ->    of prime, Alt-A, subprime, option ARMs, and     --
                 second mortgages
              o  Dedicated headcount of approximately 76
              o  Servicing is expected to exceed $12 billion by
                 end of first quarter of 2007
           ---------------------------------------------------------

                                                                               1

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

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Goldman Sachs purchased approximately $71 billion in whole loans in 2006.

Projected volume for 2007 is anticipated to exceed 2006.

GS Entry into Residential Mortgage Loan Servicing

Goldman Sachs' Fixed Income, Currency and Commodities Division (FICC) and Archon began development of the residential loan servicing platform in 2005 leveraging Archon Group's operational expertise, back office infrastructure, policies and procedures, business process and risk control procedures, and background in platform development.

The development of Avelo was commenced for the following reasons:

o A strong servicing platform is accretive to the investments by GS and its investors in residential mortgages

o A fully integrated captive servicer is the preferred model for the whole loan trading business

o The exchange of ideas and information between mortgage loan trading, mortgage loan research and the mortgage servicer is beneficial to all involved

                                                                               2

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Avelo Mortgage, L.L.C.
Overview

Established:................. April 2005

Headquartered:............... Dallas, Texas

Headcount:................... 76 dedicated employees

                              25 FTEs provided by Archon

Experience:.................. Management has an average of 18+ years of industry specific experience

Servicing Portfolio:......... $12 billion expected by end of first quarter of
                              2007

Vendors:..................... The First American Corporation (tax & flood);
                              Assurant Group (hazard insurance); Allison Payment Systems, L.L.C. (billing statements); SpeedPay Corporation, MoneyGram & Western Union (pay-by-phone); Equifax, Experian, Innovis Data Solutions & TransUnion (credit reporting); E-Oscar (credit disputes); JP Morgan Chase (lockbox and
                              ACH); Stellent, Inc. (imaging); Financial
                              Dimensions, Inc. (satisfactions); M.D. Webb & Associates (REO); and default attorneys (legal matters)

Technology:.................. REALServicing(R) System

                              Ensemble ProTM Telephony System

                                                                               3

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

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Avelo is working toward obtaining servicer ratings from Moody's and Fitch.

Avelo's parent company, Archon Group, maintains commercial servicer ratings in the U.S., France, Italy, and Japan from both S&P and Fitch, and has received the highest rating given in these respective markets.

Ratings Plan

o     Approved as Select Servicer for S&P in August 2006

o Extensive meetings conducted with Moody's, S & P and Fitch to review the business plan, growth strategy, servicing systems and procedures as well as performance results to date. Regular meetings continuing through early 2007.

o Strategically move distressed assets to Avelo to help develop default track record.

o Wells Fargo and JP Morgan Chase have agreed in principle to master service over Avelo in the interim

                                                                               4

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Avelo is actively servicing loans in 37 securitizations totaling $7.9 billion.

Avelo is expected to service $12 billion by the end of the first quarter 2007

Loan Servicing Portfolio
Expertise to Service Whole Loans and Securities

                                  Product Type
                         -----------------------------
                         Alt-A                     62%
                         Subprime                  25%
                         Option ARM                 9%
                         Prime                      4%

                                    Loan Type
                         -----------------------------
                         ARM                    76.70%
                         Fixed                  21.84%
                         2nd                     1.46%

                                  Portfolio Mix
                         -----------------------------
                         Securitizations           82%
                         Whole Loans               18%

Note: % based on 1/31/07 UPB

            GSAA                            GSR                               GSAMP
---------------------------    -----------------------------    -------------------------------
  Security       Balance         Security         Balance           Security          Balance
------------  -------------    ------------   --------------    ---------------   -------------
GSAA 2006-3      27,921,413    GSR 2006-2F        1,135,405     GSAMP 2006-HE3      198,923,884
GSAA 2006-4      77,860,348    GSR 2006-3F        3,636,467     GSAMP 2006-HE4      251,146,011
GSAA 2006-5     221,969,325    GSR 2006-4F      306,512,892     GSAMP 2006-HE5      335,003,778
GSAA 2006-6      12,031,335    GSR 2006-5F       22,891,974     GSAMP 2006-HE7      486,353,096
GSAA 2006-7      87,725,964    GSR 2006-8F       51,057,361     GSAMP 2006-HE8      643,659,107
GSAA 2006-8     434,740,230    GSR 2006-10F     110,665,788     GSAMP 2006-SEA1      31,593,725
GSAA 2006-9     294,714,320    GSR 2006-OA1     246,757,160     GSAMP 2007-SEA1       6,308,765
GSAA 2006-10    256,904,432    GSR 2006-OH      470,677,986     GSAMP 2007-H1       211,120,721
GSAA 2006-11    271,303,252    GSR 2007-AR1     137,758,336     GSRPM 2006-RPM2       2,453,426
GSAA 2006-14    257,538,547    ------------   -------------     ---------------   -------------
GSAA 2006-15    218,872,732    Total          1,351,093,369     Total             2,166,562,514
GSAA 2006-16    430,450,708
GSAA 2006-17    231,631,065
GSAA 2006-18    224,057,892
GSAA 2006-19    293,597,326
GSAA 2006-20    444,464,950
GSAA 2006-S1     11,384,191
GSAA 2007-1     403,321,303
------------  -------------
Total         4,200,489,331

Note: Balances for GSAA, GSR, and GSAMP reflect outstanding principal balance of mortgage loans serviced by Avelo for the related transactions as of 1/31/07

                                                                               5

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

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Avelo is built around servicing expertise supported by state of the art technology, Archon's powerful infrastructure, and the outsourcing of specific processing functions to leading industry vendors.

Avelo Mortgage, L.L.C.
Servicing Platform

--------------------------------------------------------------------------------
REALServicing(R)   Ensemble Pro(TM)        ARCHON          External Service
                                       Infrastructure      Providers

                                       Human               Tax Service,
                                       Resources,          Flood
                                       Corporate           Certifications,
                                       Accounting,         Hazard Insurance,
                                       Investment          Billing Statement
                                       Accounting, Cash    Production, Credit
                                       Management,         Reporting, Credit
                                       Compliance,         Disputes,
                                       Legal Services,     Lockbox, ACH,
                                       File Management,    Imaging,
                                       and Information     Satisfactions, and
                                       Technology          REO

--------------------------------------------------------------------------------
        |_________________|_____________________|_________________|
                                      |
                                     \|/
--------------------------------------------------------------------------------
                             AVELO Mortgage, L.L.C.
                     Residential Mortgage Servicing Business

                Performing Operations         Default Management
                o  Customer Care              o  Collections
                o  Cashiering                 o  Loss Mitigation
                o  Escrow                     o  Foreclosures
                o  ARM Management             o  Bankruptcy
                o  Imaging                    o  Claims
                                              o  Real Estate Owned
                Acquisitions
                                              Compliance
                Technology                    o  Audit
                o  System Management          o  Quality Control
                o  Reporting
                o  Telephony

                Process Improvement
--------------------------------------------------------------------------------

                                                                               6

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

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Avelo Mortgage, L.L.C.
Platform Divisions

--------------------------  -------------------------  -------------------------
                                    Performing                   Default
       Acquisitions                 Operations                 Management
--------------------------  -------------------------  -------------------------
Seller Relations            Customer Service           Collections
Data Conversion             Escrow                     Loss Mitigation
Customer Welcome Letters    ARM Adjustments            Foreclosure
Prepayment Penalty Set-Up   Cash Application           Bankruptcy
Service Releases            Document Control           REO
                            Imaging
                            Customer Correspondence
                            Welcome Calls
--------------------------  -------------------------  -------------------------

                                                                               7

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

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Avelo's acquisition process begins 25 days prior to the service transfer.

Avelo performs substantial diligence up front to minimize transfer errors, improve servicing efficiencies, and reduce future losses.

Acquisitions
Loan Boarding

                             Loan Boarding Timeline

                                [GRAPHIC OMITTED]

o     Avelo's boarding process includes:
      -     Welcome letters sent prior to activation
      -     100% Prepayment penalty review and set-up

o     Reconciliation to GS purchase - 50+ fields

o     Exceptions resolved prior to activation

o Leveraging technology to reduce errors and streamline information management through imaging of loan file

o Avelo has developed a proprietary data conversion tool to automate loan boarding and eliminate data entry errors

o     95% of the data is mapped

o Illogical loan data is checked to ensure that Avelo can accurately service upon transfer

                                                                               8

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

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Avelo's goal is to provide each customer with superior service and "one-touch"
resolution.

Performing Operations
Customer Care

o     Communication

      -     Welcome letters sent to all customers
              o   15 days prior to loan transfer

      -     Welcome calls made to customers

      - Billing statements sent monthly with mail tracking on payment coupons

      -     Inbound customer call center
              o   24/7 interactive IVR
              o   Skill based routing
              o   Bi-lingual staff
              o   Silent call monitoring
              o   100% Call recording
              o   One call resolution

      -     24/7 Interactive web site

o     Key customer care metrics for 2006

      - Average speed of answer of 27 seconds (goal [less or equal to] 60 seconds)

      -     Abandonment rate of 2% (goal = 3%)

      -     IVR self-fulfillment rate of 48% (4th Q)

      -     Average talk time of 3 minutes 32 seconds

o     Customer care internal data quality

      -     100% ARM audit via optical character recognition technology

      -     100% prepayment penalty audit

                                                                               9

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

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Avelo's default philosophy is both "investor centric" and "customer centric", designed to protect the investment by managing and resolving delinquent loans through targeted strategy, controlled processes, and effective execution.

Avelo's collection and loss mitigation strategy is based on the belief that proactive, early detection and intervention is equally beneficial for the borrower and investor.

Default Management
Collections and Loss Mitigation Strategy

Avelo Default Management
   Philosophy................ Working with the borrower to ensure home retention

                              o Recognition that the interests of the investor, the borrower and Avelo are fully aligned

                              Working for the investor to manage asset performance, cash flow, and mitigate losses

                              o Recognition that the interests of the investor, the borrower and Avelo are fully aligned

Preventive Servicing

      o     Actively manage accounts identified as higher probability of default
      o Drive call campaigns and strategy by product type, borrower behavior, and pay history
      o Early intervention - directing borrowers to appropriate alternative resolutions

Early Payment Default

      o     Distinguish loan boarding issues from default issues
      o     Identify and manage repurchases for EPD/FPD/fraud
      o     Track delinquency by trade ID and seller/source

D*A*R*E Model

      o Establish if default is situational or structural and proceed accordingly
      o Determine if borrower-based resolution or asset-based resolution is appropriate
      o Propose alternative(s) that meet the objectives of both borrower and investor

                                                                              10

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

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Avelo uses the D*A*R*E decision tree to determine an effective option for each borrower as well as a net present value calculation of collection alternatives to determine an effective option for the investor.

Default Management
D*A*R*E Decision Tree

Does the borrower want to keep property?

Yes.......................... Ability

                                   o  Does the borrower have ongoing cash flow?
                                      - Reason for default
                                      - Borrower financials
                                      - Employment status
                                      - Available contribution

                                   o  Yes
                                      Reinstatement o Forbearance o Modification
                                      - Asset Re-Performance
                                      - Borrower Retention

                                   o  No
                                      Reality o Educate
                                      - Discuss options
                                      - Evaluate collateral
                                      - Determine recovery
                                      - Propose exit strategy

                                               Full Payoff

                                               Negotiated Payoff

                                               Deed-in-lieu of Foreclosure

No........................... Full Payoff

                              Negotiated Payoff

                              Deed-in-lieu of Foreclosure

                                                                              11

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

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Forbearance Solicitation
Example

              Avelo Forbearance Solicitation Program - January 2007

o     Targeted 331 accounts 90+ days due (not in foreclosure) in December

o Objective was to generate cash flow on accounts in jeopardy of referral to foreclosure

o     Letter sent via Federal Express to grab the customers' attention

o     Agreed to waive all existing late charges upon completion of the plan

o     Results as of February 28th:
      -     62% of accounts solicited called into Avelo
      -     28% of accounts solicited improved with at least 1 payment
      -     48 forbearance plans created

                                                                              12

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

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Parallel servicing is joint ownership of assets between the loss mitigation and foreclosure functions.

Default Management
Parallel Default Path

                           [GRAPHIC OMITTED]

                                                                              13

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

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Equity Analysis
Example

                           [GRAPHIC OMITTED]

            Data provided is for illustrative purposes only

                                                                              14

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

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Avelo protects the investment by attempting to minimize delays caused by non-performing or sub-performing accounts in bankruptcy.

Default Management
Bankruptcy

Accounts are managed through:

      o Electronic notification and active case monitoring through BANKO and AACER
      o Task driven queues that attempt to minimize delays by prompting actions according to status
      o Regular monitoring of pre-petition, post-petition, and contractual delinquency status
      o     Proactive review of dismissed and discharged accounts

Maximize cash flow of accounts in bankruptcy through proactive monitoring of payment performance

Reduce losses due to delays in bankruptcy by lifting the stay as quickly as possible

Default Management
Foreclosure

Stage Reporting and Analysis,
Timeline Improvement Opportunities,
Compression Resolution Timelines

o     Vendors are actively managed, monitored and graded

      -     Benchmarked against FNMA/FHLMC standards

      - Vendor performance measured against other vendors managing similar assignments

o Accurate foreclosure bidding is a crucial and effective loss mitigation tool

      -     Bid to estimated recovery value through REO

      -     Avoid collateral acquisition at foreclosure sale

      -     Accelerate recovery of hard dollars for investors

                                                                              15

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

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Avelo protects the investment by attempting to dispose of acquired properties at the highest return possible.

Default Management
REO

o     Avelo is leveraging the skills and expertise of M.D. Webb &
      Associates, a national REO outsource service provider

o Webb provides cradle-to-grave REO management services and full suite reporting

         -  Pre-Marketing - Manage all loans in an
            eviction/redemption/confirmation status
         - Marketing - Pricing strategy based on value, condition, and market factors
         -  Closing - Manage closing agents and ensure resolution of all issues

o     Effectiveness and efficiency measured by:

         -  Net proceeds: sales price ratio
         -  Sales price: fair market value ratio
         -  Inventory turn rate
         -  Time on market sample

                                                                              16

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

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MD Web Report
Example

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

                                                                              17

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

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Case Study of Seasoned Loans Transferred to Avelo

      o Transferred servicing of seasoned high delinquency rate assets from GMAC Mortgage to Avelo

            o     797 assets transferred in June

                  GWAC                     10.22
                  Avg. UPB               $47,244
                  Age                      89
                  LTV                      81
                  FICO                    580
                  %>=30 days delinq        23.50%

            18 in foreclosures and 34 bankruptcy assets

            o     169 assets transferred in August

                  GWAC                     10.56
                  Avg. UPB               $40,761
                  Age                      89
                                           86
                  FICO                    529
                  %>=30 days delinq         69%

            34 in foreclosure, 29 bankruptcy assets, and 2 REO assets

Six months later:

o The acquired Seasoned portfolio has resulted in both improved cash flows and reduced delinquencies (graph next page)

      -     108 assets resulted in no loss (97 payoffs and 11 service releases)
      -     0 assets acquired through REO while serviced at Avelo
      -     4 loss mitigation short payoffs
      -     100% of June transferred foreclosures were resolved pre-sale
      -     75% of August transferred foreclosures were resolved pre-sale

                                                                              18

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

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The overall percentage of delinquent 30+ day assets significantly dropped after the servicing was transferred to Avelo.

Case Study of Seasoned Loans Transferred to Avelo - page 2

             Does not include active loans not transferred to Avelo.

                                [GRAPHIC OMITTED]

                                                                              19

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

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APPENDIX

                                                                               1

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

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REAL Servicing is a state of the art system designed primarily for Alt-A and subprime loans.

The system has flexibility to add new product types such as option ARMS.

REAL Servicing
Servicing Technology

   ---------------------------------------------------------------------------
                                REALServicing(R)
     o     Life of loan system
     o     Windows based
     o     Scalability allows for unlimited growth
     o     Flexibility to service all types of residential mortgage products
     o     Ease of customization
     o     Best-in-class servicing system
     o     Flexibility for adding new product types
   ---------------------------------------------------------------------------
                                        |
     ----------------------------------------------------------------------
     |             |             |             |             |            |
Performing     Customer     REALPortal        REAL         Default       REO
 Mortgage     Web Portal     Investor      Resolution      Module       Module
  Module                    Web Portal       Module

                                                                               2

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

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Ensemble Pro(TM) is a blended predictive dialing system and IVR, which has been fully integrated into Avelo's servicing system.

Ensemble Pro(TM)
Telephony Technology

   ---------------------------------------------------------------------------
                                Ensemble Pro(TM)
     o     Premier telephony platform
     o     Blended environment
     o     Predictive Dialer for call campaigns
     o     Automated 24/7 customer self-fulfillment
     o     Skill based routing of inbound and outbound calls
     o     Call routing to outsourced vendors
     o     100% call recording for QC
     o     Individual productivity and campaign statistics
     o     Spanish and English IVR
     o     Unlimited call center growth
     o     Full monitoring ability
   ---------------------------------------------------------------------------
                                        |
        -----------------------------------------------------------------
        |              |                |              |                |
    Outbound       Integrated       Servicing         Call          Automatic
   Predictive        Voice            System       Statistics     Call Routing
     Dialer         Response       Integration                     to Escrow
                     System                                         Vendors
                     (IVR)

                                                                               3

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

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All external vendors have been fully integrated into Avelo's system of records and data storage repository.

Integration with External Service Providers

--------------------------------------------------------------------------------
-------------------------   -----------------------   --------------------------
     First American                 Allison              VendorScape / iClear
  Flood & Tax Services        Billing and Letters          BK & FC Invoicing
-------------------------   -----------------------   --------------------------

-------------------------   -----------------------   --------------------------
       Safe Guard                  Assurant                     Credco
     Field Services           Insurance Services          Credit Monitoring
-------------------------   -----------------------   --------------------------

-------------------------   -----------------------   --------------------------
     Western Union /           JP Morgan Chase           Financial Dimensions
  SpeedPay / MoneyGram          Lockbox & ACH                Satisfactions
Phone Pay & Quick Collect
-------------------------   -----------------------   --------------------------

-------------------------   -----------------------   --------------------------
        Stellent              Credit Reporting          M.D. Webb & Associates
         Imaging             All 4 Major Bureaus                  REO
-------------------------   -----------------------   --------------------------

                --------------------      -------------------
                        BANKO                    AACER
                   BK Notification           BK Monitoring
                --------------------      -------------------
--------------------------------------------------------------------------------
                                      /|\
                                       |
                                      \|/
--------------------------------------------------------------------------------
                            Ocwen's REALServicing(R)

                                Servicing System
--------------------------------------------------------------------------------
                                   /|\     |
                                    |      |
---------------------------------   |      |   ---------------------------------
       Customer Web Portal          |      |              REALPortal
  On-line account information,   <--|      |--> Direct access to investors' loan
 doc requests, On-line payments,    |      |           data via internet
  updating contact information      |      |   ---------------------------------
---------------------------------   |      |
                                    |      |   ---------------------------------
                                    |      |-->             Stage 5
---------------------------------   |      |            Data Warehouse
        Ensemble Pro(TM)         <--|      |   ---------------------------------
           IVR, Dialer                     |
---------------------------------          |   ---------------------------------
                                           |-->  RealResolution Loan Resolution
                                                             Model
                                               ---------------------------------

                                                                               4

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

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Strategic relationships and state of the art technology allows Avelo to focus on the customer and provide a high level of customer care.

Partnering with vendors allows Avelo to maintain scalability, manage costs, and leverage expertise.

Performing Operations
Vendors

Performing Operations Vendors... The First American Corporation -
                                 Tax Service and Flood Certifications

                                 Assurant Group - Insurance Outsourcing
                                 and Lender Placed Insurance

                                 Allison Payment Systems - Billing
                                 Statements and Correspondence

                                 SpeedPay - Pay-by-Phone, Web, IVR

                                 MoneyGram & Western Union - Guaranteed Funds

                                 Equifax, Experian, Innovis, & TransUnion
                                 - Credit Reporting

                                 E-Oscar - Credit Disputes

                                 JP Morgan Chase - Lockbox and ACH

                                 Stellent - Imaging

                                 Financial Dimensions - Satisfactions

Vendor Monitoring............... Monthly Vendor Scorecards

                                 Routine Update Conference Calls

                                 Annual Visits

                                 Random Service Monitoring

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[AVELO Mortgage logo omitted]

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Avelo's investor site is a proven, robust investor website for securitization information.

REALPortal
Example of Investor Reported Delinquency Summary

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

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[AVELO Mortgage logo omitted]

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[Goldman Sachs logo omitted]

Avelo is currently soliciting additional information requests to ensure reports are tailored for investor interest.

REALPortal
Example of FICO and LTV Distribution with Prepayment Penalty

                                [GRAPHIC OMITTED]

                 Data provided is for illustrative purposes only

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